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                                                                       EXHIBIT 2


                              ACCRUE SOFTWARE, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT



      1. GRANT OF OPTION. The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price"'), subject to the terms and conditions of the 1999 Directors' Stock Option Plan (the "Plan"), which is incorporated herein by reference. (Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.) In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Nonstatutory Stock Option Agreement, the terms and conditions of the Plan shall prevail.

      2. EXERCISE OF OPTION.

            (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement.

            (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

      3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a) cash;
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            (b) check;

            (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

            (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

      4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to a domestic relations order (as defined by the Code or the rules thereunder) and may be exercised during the lifetime of Optionee only by the Optionee or a transferee permitted by Section 10 of the Plan. The terms of the Plan and this Nonstatutory Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      5. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Nonstatutory Stock Option Agreement.

      6. TAX CONSEQUENCES. Set forth below is a brief summary of certain federal tax consequences relating to this Option under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) EXERCISING THE OPTION. Since this Option does not qualify as an incentive stock option under Section 422 of the Code, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.

            (b) DISPOSITION OF SHARES. If the Optionee holds the Option Shares for more than one year, gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. The long-term capital gain will be taxed for federal income tax purposes at a maximum rate of 20 percent.


                                      -2-
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      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. Optionee has reviewed the Plan and this Nonstatutory Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Nonstatutory Stock Option Agreement and fully understands all provisions of the Plan and Nonstatutory Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Nonstatutory Stock Option Agreement.

                                        ACCRUE SOFTWARE, INC.


                                        By:
--------------------------------           -------------------------------------
Robert M. Smelick

                                        Title:
                                              ----------------------------------


                                      -3-
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                                CONSENT OF SPOUSE


      The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Nonstatutory Stock Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Nonstatutory Stock Option Agreement.



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                                        Spouse of Optionee
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                                    EXHIBIT A

                               NOTICE OF EXERCISE



To:        Accrue Software, Inc.

Attn:      Stock Option Administrator

Subject:   Notice of Intention to Exercise Stock Option


      This is official notice that the undersigned ("Optionee") intends to exercise Optionee's option to purchase __________ shares of Accrue Software, Inc. Common Stock, under and pursuant to the Company's 1999 Directors' Stock Option Plan and the Nonstatutory Stock Option Agreement dated _______________, as follows:

      Grant Number:
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      Date of Purchase:
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      Number of Shares:
                                        ----------------------------------------

      Purchase Price:
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      Method of Payment of
      Purchase Price:
                                        ----------------------------------------

      Social Security No.:
                                        ----------------------------------------

      The shares should be issued as follows:

            Name:
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            Address:
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            Signed:
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            Date:
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